UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

PowerUp Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-41293	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

188 Grand Street Unit #195

New York, NY 10013

(Address of Principal Executive Offices)

(347) 313-8109

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	PWUPU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share, included as part of the Units	PWUP	The Nasdaq Stock Market LLC
Redeemable Warrants each exercisable for one Class A Ordinary Share for $11.50 per share, included as part of the units	PWUPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 1, 2023, SRIRAMA Associates, LLC (“Sponsor”) loaned Visiox Pharmaceuticals, Inc. (“Visiox”) $2,000,000 via a convertible promissory note for the benefit of PowerUp Acquisition Corp. (the “Company”) (the “Visiox Promissory Note”). As previously disclosed, on December 26, 2023, Visiox, Sponsor and other parties entered into a business combination agreement (the “Visiox BCA”), which provided, among other things, the payment of a $2,000,000 fee to Sponsor upon the successful closing of the business combination between the Company and Visiox as consideration for the significant risk taken by Sponsor in loaning the $2,000,000 to Visiox via the Visiox Promissory Note (the “Original Promissory Note Fee”). On July 22, 2024, the Company terminated the Visiox BCA, which terminated Sponsor’s right to the Original Promissory Note Fee.

On October 2, 2024, the Company entered into a Promissory Note Fee Agreement with Sponsor (the “Promissory Note Fee Agreement”). Pursuant to the Promissory Note Fee Agreement, the Company and Sponsor agreed that Sponsor took a significant risk on behalf of the Company by entering into the Visiox Promissory Note in exchange for payment of the Original Promissory Note Fee, and that Sponsor should be compensated for that risk despite the termination of the right to receive the Original Promissory Note Fee as a result of the termination of the Visiox BCA. As consideration for the foregoing, the Company agreed to pay Sponsor a modified promissory note fee of $1,000,000 (the “Modified Promissory Note Fee”) upon the successful closing of a business combination between the Company and Aspire Biopharma, Inc., a Puerto Rico corporation.

All terms used in this Item 1.01 and not defined herein shall have the meanings set forth in the Promissory Note Fee Agreement. The foregoing summary of the Promissory Note Fee Agreement does not purport to be complete and is qualified in its entirety by reference to the Promissory Note Fee Agreement, a copy of which is filed as Exhibit 2.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Promissory Note Fee Agreement by and among SRIRAMA Associates, LLC and PowerUp Acquisition Corp. dated October 2, 2024.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERUP ACQUISITION CORP.

	By:	/s/ Surendra Ajjarapu
Surendra Ajjarapu
Chief Executive Officer

Date: October 4, 2024